Exhibit 99.4

The unaudited pro forma financial statements and accompanying notes set forth below reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time of closing. As discussed in the accompanying notes, estimates of the fair values have been combined with the values recorded. However, the estimated fair values may require additional adjustments once all of the valuations have been completed.

The unaudited pro forma balance sheet combines the balance sheets of Esterline and Kirkhill as of July 31, 1998. The unaudited pro forma statement of earnings presents 1) Esterline's statement of income for the year ended October 31, 1997 combined with Kirkhill's statement of income for the year ended December 31, 1997 and 2) Esterline's and Kirkhill's statements of income for the nine months ended July 31, 1998. Kirkhill's year-end was December 31. For the nine months ended July 31, 1998, Kirkhill's statement of income has been adjusted to be consistent with Esterline's fiscal year presentation.

The unaudited pro forma financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the transaction been in effect as of the date or for the period presented.


                                               Esterline Technologies
                                            Pro Forma Statement of Income
                                                      Unaudited
                                      (In thousands, except per share amounts)


                                          Fiscal Year 1997                        Nine Months Ended July 31, 1998
                         -----------------------------------------------   ----------------------------------------------

                                                    Pro            Pro                                 Pro          Pro
                         Esterline   Kirkhill      Forma          Forma                               Forma        Forma
                         10/31/97    12/31/97   Adjustments     Combined   Esterline   Kirkhill    Adjustments   Combined
                         -----------------------------------------------   ----------------------------------------------

Net Sales                $390,958    $57,396    $    --         $448,354    $321,172   $44,517    $    --        $365,689
Costs and Expenses
  Cost of Sales           243,197     40,023      1,271 (A,B)    284,491     198,265    29,460      1,787 (A,B)   229,512
  Selling, General
   and Administrative     108,474      7,749        851 (B)      117,074      90,503     6,614        944 (B)      98,061
  Interest Income          (2,397)      (211)     2,206 (C)         (402)     (1,469)      (70)     1,539 (C)          --
  Interest Expense          3,603          9      3,094 (D)        6,706       2,373        --      2,320 (D)       4,693
                         -----------------------------------------------    ---------------------------------------------
                          352,877     47,570      7,422          407,869     289,672    36,004      6,590         332,266
                         -----------------------------------------------    ---------------------------------------------
Earnings Before
 Income Taxes              38,081      9,826     (7,422)          40,485      31,500     8,513     (6,590)         33,423
Income Tax Expense         12,760      3,812     (2,614)(E)       13,958      10,833     3,499     (2,561)(E)      11,771
                         -----------------------------------------------    ---------------------------------------------
Net Earnings             $ 25,321    $ 6,014    $(4,808)        $ 26,527    $ 20,667   $ 5,014    $(4,029)       $ 21,652
                         ===============================================    =============================================
Net Earnings per
 Share - Basic           $   1.48                               $   1.55    $   1.20                             $   1.25
                         ========                               ========    ========                             ========
Net Earnings per
 Share - Diluted         $   1.44                               $   1.51    $   1.17                             $   1.22
                         ========                               ========    ========                             ========

                           Esterline Technologies
                     Pro Forma Balance Sheet (Unaudited)
                             As of July 31, 1998

                                                                              Pro           Pro
                                                                             Forma         Forma
                                                 Esterline    Kirkhill    Adjustments     Combined
                                                 ---------    --------    -----------     --------
ASSETS
  Cash and equivalents                           $ 24,443     $ 9,261     $(25,636)(F)    $  8,068
  Accounts receivable, net of allowances           66,412       5,703                       72,115
  Inventories
    Raw material                                   24,906       4,826                       29,732
    Work-in-process                                32,322       3,065                       35,387
    Finished goods                                 11,123       1,477                       12,600
                                                 -------------------------------------------------
                                                   68,351       9,368                       77,719
  Deferred Income Taxes                            12,525         813                       13,338
  Prepaid Expenses                                  3,381         583                        3,964
                                                 -------------------------------------------------
Total Current Assets                              175,112      25,728      (25,636)        175,204
Property, Plant and Equipment                     198,948      21,078       10,097 (G)     230,123
Accumulated Depreciation                          123,915      18,755      (18,755)(G)     123,915
                                                 -------------------------------------------------
                                                   75,033       2,323       28,852         106,208
Goodwill                                           44,096                   46,872 (H)      90,968
Other Assets, net                                  12,077          11                       12,088
                                                 -------------------------------------------------
                                                 $306,318     $28,062     $ 50,088        $384,468
                                                 =================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable                               $ 19,469     $ 1,376     $               $ 20,845
  Accrued liabilities                              63,489       1,986          180 (I)      65,655
  Credit facilities                                 9,977                                    9,977
  Current maturities of long-term obligations       5,851                                    5,851
  Federal and foreign income taxes                    126         391                          517
                                                 -------------------------------------------------
    Total Current Liabilities                      98,912       3,753          180         102,845
Long-Term Liabilities
  Debt, net of current maturities                  21,443          --       64,400 (J)      85,843
  Deferred Taxes Payable                              542         152        9,665 (K)      10,359
                                                 -------------------------------------------------
    Total Long-Term Liabilities                    21,985         152       74,065          96,202
Shareholders' Equity
  Common stock, par value $.20 per share,
   authorized 30,000,000 shares, issued and
   outstanding 17,288,562 shares                    3,458         881         (881)(L)       3,458
  Capital in excess of par value                   46,869           8           (8)(L)      46,869
  Retained earnings                               139,674      23,268      (23,268)(L)     139,674
  Cumulative translation adjustment                (4,580)         --           --          (4,580)
                                                 -------------------------------------------------
Total Shareholders' Equity                        185,421      24,157      (24,157)        185,421
                                                 -------------------------------------------------
                                                 $306,318     $28,062     $ 50,088        $384,468
                                                 =================================================

The transaction is accounted for using the purchase method of accounting and, accordingly, the pro forma adjustments reflect the allocation of purchase price to the assets and liabilities assumed. The earnings per share calculations have been prepared under the new Statement of Financial Accounting Standards (SFAS) No. 128, effective for Kirkhill after
December 15, 1997 and also reflect the 2-for-1 stock split for shareholders effective on April 20, 1998.

A preliminary allocation of the purchase price is summarized as follows (in thousands):

Purchase price (including estimated transaction expenses)    $83,816
Post-closing adjustments                                       6,400
                                                             -------
  Total                                                      $90,216
                                                             =======
Allocation
Net Assets of Kirkhill                                       $24,157
Increase (decrease) to net asset value at
 July 31, 1998 as a result of estimated
 fair value adjustments:
  Property, Plant and Equipment, net                          28,852
  Deferred Income Taxes                                       (9,665)
Excess of the purchase price over the
 fair value of the net assets acquired                        46,872
                                                             -------
  Total                                                      $90,216
                                                             =======

Following is a summary of adjustments and reclassifications reflected in the unaudited pro forma statements of income for fiscal year 1997 and the nine months ended July 31, 1998:

      (A) Cost of sales was adjusted for depreciation expense that would have occurred had the transaction been in effect at the beginning of the period, $2,005 and $1,675, respectively.

      (B) Cost of sales and selling, general and administrative expenses were adjusted to reflect Kirkhill as if the ESOP was not in existence for the periods presented. In addition, a calculation for pension and 401(k) expense was estimated based on Esterline's plan and agreements made during the transaction. The adjustments to cost of sales were ($734) and $112, respectively and to selling, general and administrative were ($321) and $65, respectively.

             The excess purchase price over the fair value of assets acquired will be amortized on a straight-line basis over a 40-year period reflecting an expense for the periods of $1,172 and $879, respectively.

      (C) If the transaction had occurred prior to the periods being presented, interest income would have been reduced due to the cash payment made for the

             Kirkhill stock. For this calculation, the reduction was calculated on $39,400 at 5.6% per annum resulting in reductions of $2,206 for fiscal year 1997. For the period ended
             July 31, 1998 interest expense would have been $-0-.

      (D) Additional interest expense was calculated on the balance of the cash used to complete the transaction, $50,000 at 6.187%, assuming a payment of principal occurring at the end of a specified period in the future, resulting in an increase of interest expense $3,094 and $2,320, respectively.

      (E) The reduction in taxes represents the tax effect of the unaudited pro forma income statements, excluding goodwill amortization based on a tax rate of 33.5%, $2,614 and $2,561, respectively.

Following is a summary of adjustments reflected in the unaudited pro forma balance sheet:

      (F) Cash was reduced by amounts paid (including transaction costs) to complete the Kirkhill transaction.

      (G) Property, plant and equipment was adjusted for the estimated fair value of assets on the date of acquisition, including the netting of prior accumulated depreciation against the gross value.

      (H) The excess purchase price over the fair value of assets acquired (including acquisition related expenses) is reflected. This amount is expected to be amortized on a straight-line basis over a 40-year period.

      (I)    Estimated additional acquisition related expenses.

      (J) The Company is currently reviewing its options to complete a private placement of debt. For these pro forma statements the amounts not paid from Esterline's available cash are being financed under the Company's current credit facilities with the Bank of America.

      (K) Deferred taxes payable were adjusted for the net tax effect of the pro forma adjustments.

      (L) These entries represent the elimination of Kirkhill's historical equity as required by generally accepted accounting principles.








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